SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant     [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              SWIFT ENERGY COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
(5)  Total fee paid:
-------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
-------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
     (3)  Filing Party:
-------------------------------------------------------------------------------
     (4)  Date Filed:
-------------------------------------------------------------------------------

                              SWIFT ENERGY COMPANY
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 12, 1998

     Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, on Tuesday, May 12, 1998 at 4:00 p.m. Central Time for the following purposes:

         1. To elect three members of Class II of the board of directors to serve for the terms specified in the attached Proxy Statement or until their successors are elected and qualified;

         2. To consider and act upon such other business as may properly be presented at the meeting, or any adjournment thereof.

     A record of shareholders has been taken as of the close of business on March 20, 1998, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 28, 1998, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas, and such list will be available at the place of the meeting on the day of the meeting.

     If you do not expect to be present in person at the meeting or prefer to vote by proxy in advance, please sign and date the enclosed proxy card and return it promptly in the enclosed stamped envelope which has been provided for your convenience. The prompt return of the proxy card will ensure a quorum and save the Company the expense of further solicitation.

                                   By Order of the Board of Directors,


                                   /s/ John R. Alden
                                   --------------------------------------------
                                   JOHN R. ALDEN
                                   Secretary
April 9, 1998

                              SWIFT ENERGY COMPANY
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                                 PROXY STATEMENT

     This proxy statement is mailed to shareholders commencing on or about April 9, 1998, in connection with the solicitation by the board of directors of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, on May 12, 1998 at 4:00 p.m. Central Time, and any adjournment thereof, for the purposes set forth in the accompanying notice. Management does not expect that any matters other than those referred to in such notice will be presented for action at the meeting.

     The Annual Report to Shareholders covering the fiscal year ended December 31, 1997, will be mailed to each shareholder entitled to vote at the annual meeting on or before the date of mailing this proxy statement.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Company has retained a proxy solicitor, at an estimated cost of approximately $1,200, to assist in contacting brokers and other "street-name" holders to encourage the return of proxies by beneficial holders.

                                QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on March 20, 1998. On the record date, there were 16,528,995 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

     Each share of common stock entitles the holder to one vote on each matter presented at the meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the board of directors for the terms indicated and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the annual meeting, a majority of the votes represented at the meeting may adjourn the annual meeting from time to time without notice other than an announcement until a quorum is present or represented.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                              ELECTION OF DIRECTORS

     At the annual meeting, three Class II directors are to be elected for terms to expire at the 2001 Annual Meeting. As a result of bylaw amendments approved by the Board of Directors in 1995, there are three classes of directors and each year the directors in one of such classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to the plurality of the shares represented at the meeting, either in person or by proxy.

     The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld by the shareholder on the accompanying proxy, they intend to vote for the election of the nominees named below to the board of directors. All nominees are currently members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the board of directors to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    Class II

                                  A. Earl Swift
                               Henry C. Montgomery
                                Harold J. Withrow

     Set forth below, for information purposes only, are the names and remaining terms of the other four directors:

                                    Class III

                                 Virgil N. Swift
                                 G. Robert Evans

                    (Terms to Expire at 1999 Annual Meeting)

                                     Class I

                                 Raymond O. Loen
                               Clyde W. Smith, Jr.

                    (Terms to expire at 2000 Annual Meeting)

Nominees

     Set forth below is certain information, as of the date hereof, concerning the nominees for election to the board of directors of the Company.

     Class II Directors

     A. Earl Swift, 64, is Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

     Henry C. Montgomery, 62, has served as a director of the Company since 1987. Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives from November 1996 through July 1997. He served as president and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry, from March 1995 through November 1996. Since 1980, Mr. Montgomery has been the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery also previously served as a director of Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995), and Southwall Technologies, Inc., a public company engaged in thin film deposition technologies (1982 to 1995).

     Harold J. Withrow, 70, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

     Set forth below, for information purposes only, is information regarding the Class III and Class I directors whose terms will expire at the annual meetings in 1999 and 2000, respectively:

     Class III Directors

     Virgil N. Swift, 69, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

     G. Robert Evans, 66, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways Corporation (transportation). From 1990 to 1991, he served as President, Chief Executive Officer and a Director of Corporate Finance Associates of Illinois, Inc., a financial intermediary and consulting firm. From 1987 until 1990, he served as President and Chief Executive Officer of Bemrose Group USA., a British holding company engaged in value-added manufacturing and sale to the advertising specialty industry.

     Class I Directors

     Raymond O. Loen, 73, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R.O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.

     Clyde W. Smith, Jr., 49, has served as a director of the Company since 1984. He has served as President of Somerset Properties, Inc., a real estate investment company, since 1985. Since August 1997, Mr. Smith has also served as President of Millennium Technology Services, Inc., a White City, Oregon based electronics manufacturer.

Compensation to Directors

     Board members are reimbursed for travel expenses they incur in attending board of directors meetings. Employees of the Company are not compensated for serving as directors. During 1998, nonemployee members of the board of directors will receive $1,750 per scheduled board meeting attended, an annual fee of $5,000 for serving on committees of the board, and an annual fee of $5,000 for services as a director. Compensation paid to the five nonemployee directors during 1997 for their services as directors totaled $109,500.

     Under the 1990 Nonqualified Plan, each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted, subject to an option maximum of 60,000 shares per director, options to purchase 5,000 shares of the Company's common stock.

     In accordance with the 1990 Nonqualified Plan, each of the nonemployee directors (Messrs. Loen, Montgomery, Smith, Evans and Withrow) have been granted options for shares of the Company's common stock. Due to one 10% percent stock dividend declared September 7, 1994 and another 10% stock dividend declared October 1, 1997, the number of shares underlying all options held by each of the nonemployee directors increased by 10% as of each such date with, in each case, a commensurate 10% decrease in the option exercise prices.

     Two nonemployee directors exercised options to acquire an aggregate of 12,100 shares of the Company's common stock during the year ended December 31, 1997.

     The following table presents information as of December 31, 1997, regarding the total number of unexercised options held by the nonemployee directors under all Company plans. Each of the nonemployee directors was granted options for 5,000 shares in May 1997, which, after a 10% stock dividend in October 1997, became 5,500 shares at an exercise price of $23.64. Each of the nonemployee directors in the following table will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan on the day following the 1998 annual meeting.

                                December 31, 1997
                                   Shares of Common
                                   Stock Underlying      Total Shares of Common
                                      Unexercised            Stock Underlying
                                 Options Granted Under     Unexercised Options
    Name                        1990 Nonqualified Plan   Granted Under all Plans
--------------------            ----------------------   -----------------------
G. Robert Evans                        23,100                     23,100
Raymond O. Loen                        40,700                     44,330
Henry C. Montgomery                    35,255                     52,800
Clyde W. Smith, Jr.                    29,810                     29,810
Harold J. Withrow                      35,860                     44,330

     For the number of options exercisable within 60 days of March 1, 1998 by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

Meetings of the Board of Directors

     During 1997, the board of directors met on ten occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1997, each director attended at least 75% of both (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board on which he served.

Committees of the Board

     The board of directors of the Company has established various standing committees, including, among others, Audit, Nominating and Corporate Governance and Compensation Committees. Descriptions of the functions of the Audit, Nominating and Corporate Governance and Compensation Committees are set forth below.

     Audit Committee. The Audit Committee is comprised entirely of nonemployee directors. The Audit Committee recommends to the board of directors the engagement of, and reviews the services performed by, the Company's independent auditors. Messrs. Loen, Montgomery and Smith are members of the Audit Committee, which held four meetings in 1997.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the performance of directors and recommends persons to be management's nominees for directorships. The Nominating and Corporate Governance Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. This committee also reviews corporate governance duties and procedures and, where necessary, recommends changes to the board. Messrs. A. E. Swift, Loen, Evans and Smith are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 1997.

     Compensation  Committee.   The  Compensation  Committee  at  all  times  is
comprised of at least three nonemployee directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Loen, Montgomery and Withrow are members of the Compensation Committee, which held six meetings in 1997.

     Special Transactions Committee. The Special Transactions Committee is comprised entirely of nonemployee directors. The Special Transactions Committee considers any transaction submitted to the board that would involve a fundamental organizational or structural change for the Company. The Special Transactions Committee makes recommendations to the board with respect to such transactions and works with and advises management relative to all merger and acquisition activity. Messrs. Withrow, Smith, Montgomery and Evans are members of the Special Transactions Committee which held four meetings in 1997.

Compliance with Section 16 of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 1997, and ending December 31, 1997, and Forms 5 furnished to the Company with respect to such fiscal year, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the shareholdings, as of March 1, 1998 (unless otherwise indicated), of the seven current members of the board of directors, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                          Shares of Common Stock
                                                                                       Beneficially Owned at
                                                                                          March 1, 1998(1)
                                                                                  -----------------------------
                                                                                                     Percent of
                                                                                                       Class
Name of Person or Group                              Position                     Number            Outstanding
-----------------------                              --------                     ------            -----------

A. Earl Swift                       Chairman of the Board, Chief Executive        331,243                2.0%
                                    Officer
Virgil N. Swift                     Vice Chairman of the Board, Executive         351,039(2)             2.1%
                                    Vice President--Business Development
G. Robert Evans                     Director                                       14,960                 (3)
Raymond O. Loen                     Director                                      155,601 (4)             (3)
Henry C. Montgomery                 Director                                       49,445                 (3)
Clyde W. Smith, Jr.                 Director                                       18,700                 (3)
Harold J. Withrow                   Director                                       39,134                 (3)
Terry E. Swift                      President, Chief Operating Officer            130,975                 (3)
John R. Alden                       Senior Vice President--Finance, Chief         108,574                 (3)
                                    Financial Officer, Secretary
James M. Kitterman                  Senior Vice President--Operations              97,897                 (3)
All executive officers & directors
as a group (13 persons)                                                         1,459,650                8.5%
FMR Corp                                                                        1,772,300(5)            10.8%
  82 Devonshire Street
  Boston, Massachusetts  02109
Franklin Resources, Inc                                                         1,797,444(6)             9.9%
Franklin Advisers, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
  777 Mariners Island Blvd.
  San Mateo, California  94403

--------------------------

(1) Unless otherwise indicated in the footnotes below, the number of shares of common stock held and percent outstanding are as of March 1, 1998. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 1998 by exercise of options granted under the Company's stock option plans: Mr.
         A. E. Swift - 74,408; Mr. V. N. Swift - 60,095; Mr. Evans - 10,560; Mr.
         Loen - 29,950;  Mr. Montgomery - 8,646; Mr. Smith - 18,700; Mr. Withrow
         - 26,378; Mr. T. E. Swift - 109,088;  Mr. Alden - 82,324; Mr. Kitterman
         -  79,805;  and  all  executive  officers  and  directors  as a group -
         634,245.

(2)      Includes 121 shares held jointly by Mr. Swift and his wife.



                                        7




(3)      Less than one percent.

(4) Includes 70,000 shares held by Mr. Loen's wife (who holds sole voting and investment power as to those shares and 4,047 shares held in her
         IRA), and 2,809 shares held in Mr. Loen's IRA.

(5) Based on a Schedule 13G dated March 10, 1998, reflecting shares held at February 28, 1998, filed with the Securities and Exchange Commission, FMR Corp., as a parent holding company in accordance with Section 240 of the investment Adviser's Act of 1940, is deemed to be the beneficial owner, with sole power to dispose and direct the disposition of 1,772,300 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,770,100 shares of the Company's stock as a result of acting as an investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Ms. Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has any power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.

(6) Based on Schedule 13G dated January 30, 1998, reflecting shares held at December 31, 1997, filed with the Securities and Exchange Commission, Franklin Advisers Inc. ("Advisers"), a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI") and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,797,444 shares of the Company's common stock as a result of acting as an investment adviser to one or more open or closed-end investment companies or other managed accounts. All of these shares of the Company's common stock are shares that would result upon conversion of 57,000,000 units of the Company's 6.25% Convertible Subordinated Notes due 2006. Charles B. Johnson and Rupert
         H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. Accordingly, Messrs. Charles B. and Rupert H. Johnson and FRI may each be deemed to be the beneficial owner of the shares of the Company's common stock managed by Advisers.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are appointed annually by the board of directors. Information regarding A. Earl Swift, Chief Executive Officer and Chairman of the Board, and Virgil N. Swift, Executive Vice President--Business Development and Vice Chairman of the Board, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

     Terry E. Swift, 42, was appointed President of the Company in November 1997. He served as Executive Vice President and Chief Operating Officer of the Company from 1991 to 1997, as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift.

     John R. Alden, 52, was appointed Senior Vice President--Finance and Chief Financial Officer in 1990. He is also Secretary of the Company. He joined the Company in 1981 and prior to 1990 he served the Company as its secretary and its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

     Bruce H. Vincent, 50, joined the Company as Senior Vice President--Funds Management in 1990. Mr. Vincent acted as President of Vincent & Company, an investment banking firm, from 1988 to 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

     James M. Kitterman, 53, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

     Joseph A. D'Amico, 47, was appointed Senior Vice President of Exploration and Development of the Company in February 1998. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

     Alton D. Heckaman, Jr., 41, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President--Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for the fiscal years ended December 31, 1995, 1996 and 1997.

                                            Summary Compensation Table

                                                                             Long Term
                                          Annual Compensation              Compensation       All Other Compensation ($)
                                 ------------------------------------      ------------      ----------------------------
                                                      Bonus(1)                Awards
                                                ---------------------      ------------
       Name and                                                             Securities
       Principal                                                            Underlying            Life
       Position          Year     Salary ($)     Cash ($)     Stock ($)    Options/SARs(#)   Insurance ($)(2)  401(k)($)(3)
-------------------      ----     --------      ---------     ---------    ---------------   ----------------  ------------
A. Earl Swift            1997     $410,583      $179,961     $ 45,039          25,000           $52,093        $7,928
Chief Executive          1996      307,000       171,805       43,095          30,000            79,728         7,500
Officer                  1995      278,400        90,000       90,000               0            80,073         7,500


Virgil N. Swift          1997     $252,455      $ 36,853     $  9,248          20,000           $39,696        $7,928
Executive Vice           1996      250,900        55,946       14,089          12,000            47,669         7,500
President--Business      1995      171,968        35,391        8,836               0            47,669         7,500
Development

Terry E. Swift           1997     $237,383      $ 56,928     $ 14,214          30,000           $13,905        $7,928
Chief Operating          1996      230,009        71,847       11,603          15,000             6,700         7,500
Officer, President       1995      158,300        33,675        8,358               0             6,700         7,500

John R. Alden            1997     $195,650      $ 37,819     $  9,419          20,000           $15,406        $7,928
Chief Financial          1996      187,701        65,881       10,221          12,000            14,056         7,500
Officer, Senior Vice     1995      142,500        27,462        6,086               0            14,056         7,500
President--Finance

James M. Kitterman       1997     $184,375      $ 33,113     $  8,220          20,000           $15,513        $7,928
Senior Vice President    1996      180,150        39,179        9,669           8,000            14,363         7,500
--Operations             1995      138,400        28,430        7,164               0            14,363         7,500

------------------

(1) Bonus amounts reported for 1997, 1996 and 1995 include bonuses earned during those years, but actually paid in the following year.

(2) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(3) Contributions by the Company (one-half in cash and one-half in Company stock) for the account of the named executive officer to the Swift Energy Company Employee Savings Plan.

Employment Contracts

     Effective June 1, 1994, Virgil Swift commenced a five year employment agreement which provided for an immediate 40% reduction in salary, coupled with an immediate 25% reduction in working hours, decreasing to a 50% work schedule at the commencement of the third year of the agreement and continuing for the remaining term thereof. The agreement has since been amended in light of the fact that Mr. Swift has actually worked more hours than originally contemplated to reflect a commensurate increase in his salary. The contract also provides for a payment of $55,550 for four years, which began June 1, 1994, in consideration of Mr. Swift's agreement not to compete with the Company for a period of seven years, although if Mr. Swift's employment is terminated by the Company upon a change in control (as defined under "Change of Control Arrangements" below), he is entitled to receive the non-competition payments (without compliance with those provisions) and his remaining salary in one lump sum, discounted to present value at 8% per annum.

     Effective November 1, 1995, the Company entered into employment agreements with its other five most senior executive officers, A. Earl Swift, Chief Executive Officer (formerly President), Terry E. Swift, President (formerly Executive Vice President), and its three Senior Vice Presidents, John R. Alden, James M. Kitterman and Bruce H. Vincent. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (plus, for A. Earl Swift, two weeks' salary for every year of service to the Company) and six months' continuation of medical benefits upon termination of employment other than for "cause." The agreements can be terminated by the Company (other than for "cause") only by a majority of the directors then in office who have been or will have been directors for the two-year period ending on the date notice of the meeting or written consent to take such action is first provided to shareholders, or those directors who have been nominated for election or elected to succeed such directors by a majority of such directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" below), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Following termination of employment all outstanding vested and non-vested stock options held by the executives will be converted into non-qualified five year options for the same number of shares at the same exercise prices, or the closing price of the Company's common stock on the New York Stock Exchange if it is lower.

     A. Earl Swift's employment agreement is similar to those for the other executives, with the following exceptions. The term is eight years, the first three of which cover his full-time employment by the Company under the same compensation arrangements which have been in place over the past several years. The last five years of the agreement cover up to twenty hours per week, 46 weeks per year on specific matters designated by the Board of Directors. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at the end of the third year of the contract, plus any bonus provided by the Board of Directors. In the event of a change of control during the first three years of the agreement, Mr. Swift's compensation for the remaining term of the agreement shall be at least as much as for the last preceding year, or, if a change of control occurs during the last five years of the agreement, at least the average of his total compensation during the first three years of the agreement. Mr. Swift's contract provides for a payment of $75,850, plus 17% of his total compensation during the third year of the agreement, for five years in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to eight and one-half years. In the event of a change of control, these amounts are payable in the same manner as provided in Virgil Swift's agreement described above, together with two weeks' salary for every year of service to the Company.

Stock Option Grants

     The following table contains information concerning the grant of stock options during 1997 to the named executive officers under the Company's 1990 Stock Compensation Plan:

                             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                       Individual Grants                                          Grant Date Value
---------------------------------------------------------------------------------------------     --------------------

                                                % of Total
                               Number         Options Granted      Exercise or                       Grant Date
                             of Options        to Employees        Base Price      Expiration          Present
           Name                Granted        in Fiscal Year         ($/Sh)           Date            Value(1)
-----------------------      ----------       ---------------      -----------     ----------         ---------
A. Earl Swift                   25,000             6.7%             $26.25          11/03/07           $352,750
Virgil N. Swift                 20,000             5.4%              26.25          11/03/07            282,200
Terry E. Swift                  30,000             8.1%              26.25          11/03/07            423,300
John R. Alden                   20,000             5.4%              26.25          11/03/07            282,200
James M. Kitterman              20,000             5.4%              26.25          11/03/07            282,200

--------------

(1) Valuation utilizing Black-Scholes Option Pricing Model using the following assumptions: 7.5-year daily volatility of 38.7% for Common Stock, 5.96% risk-free rate (7.5-year Government Bond as of the grant date), no dividend yield and 7.5-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.

Option Values

     The following table contains information concerning the number and value of unexercised options held by the named executive officers at December 31, 1997:

                                           FY-END OPTION/SAR VALUES

                                                          Number of Securities                     Value of Unexercised In-
                                                         Underlying Unexercised                      The-Money Options/SARs
                                                         Options/SARs at FY-End                        at FY-End(1)
                                                         ----------------------                    ------------------------
                       Shares
                      Acquired          Value
Name                 on Exercise      Realized             Exercisable   Unexercisable          Exercisable   Unexercisable
----                 -----------      --------             -----------   -------------          -----------   -------------
A. Earl Swift              0          $     0                75,618          55,950             $ 898,003       $ 54,001
Virgil N. Swift        3,300           39,292                56,795          34,530               701,421         47,117
Terry E. Swift             0                0                97,481          70,019             1,221,009        335,096
John R. Alden          4,121           50,892                74,022          50,163               920,402        244,661
James M. Kitterman         0                0                69,520          50,031               862,448        287,741

-----------------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 1997 ($21.0625 per share) less the exercise price.

Change of Control Arrangements

     Under the 1990 Stock Compensation Plan and the 1990 Nonqualified Plan (collectively, the "Plans"), the occurrence of a change of control of the Company will (unless the board of directors provides otherwise prior to the change of control) cause all outstanding stock options to become fully exercisable, other than options that have been outstanding less than one year. A "change of control" is defined in the Plans to mean any of the following events:
(i) any person or group becomes the beneficial owner of shares having 40% or more of the votes that may be cast for the election of directors; (ii) as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the board of directors; (iii) the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The board of directors first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

     Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry in which compensation levels grew rapidly during the late 1970s and early 1980s. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

     In 1987 the Compensation Committee instituted an annual bonus for the Chief Executive Officer equal to a sliding scale percentage of total partnership and joint venture funds raised by the Company in that year, providing that only the lowest bonus was to be paid, regardless of the amounts of funds raised, if the Company's earnings did not increase by at least 15% in that year. This formula was adopted at a time when most of the Company's earnings were derived from earned interests and fees from partnership and joint venture activities. In late 1989, as the proportion of the Company's revenues from oil and gas sales began to grow significantly, the Compensation Committee adopted a new incentive compensation system for the Company's executive officers, and revised the bonus formula for the Chief Executive Officer, to one based upon earnings per share and growth in oil and gas reserves, as described in detail below. In 1995, the Compensation Committee further modified its criteria to reflect the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, in 1995, the Compensation Committee amended the bonus formula in the 1990 Stock Compensation Plan (the "1990 Plan") to add two factors: year-to-year increases in both cash flow per share and probable reserves. The 1990 Plan, as amended, was used for determining 1995, 1996 and 1997 incentive awards based upon Company performance in each of those years.

Compensation Criteria and Performance Measurement

     The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

     Base Salary for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon an annual survey provided by an outside consultant on a group of 37 independent oil and gas companies with market capitalizations between $20 million and $1.8 billion (the "Compensation Survey Group"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, and in the case of the Chief Executive Officer, a review of his performance by the Compensation Committee.

     The Compensation Survey Group includes only one company in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Survey Group is used by the Company for purposes of executive compensation comparison because it constitutes a broader group than the group of 17 companies included in the Index, and because the Compensation Survey Group is comprised of companies somewhat closer in size and line of business to the

Company than the companies included in the Index. The Index was selected in accordance with Securities and Exchange Commission rules solely for shareholder return comparison purposes because it is a published industry index.

     Annual Incentive Bonuses for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses are awarded under the 1990 Plan in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance); (ii) the increase in the cash flow per share during that year (a measure of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. The 1990 Plan, prior to being amended in 1995, did not include the factors of increases in cash flow per share and increases in probable reserves, while two of the factors, earnings per share and reserve growth, are the same performance factors upon which the Company's goals in its 1988 strategic plan were based. Generally, the three broad categories of performance factors, short-term factors, long-term factors and individual performance factors, are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers (other than the Chief Executive Officer, as to whom a different adjustment may be made). In determining Performance Bonus Awards for 1995 (determined and paid in 1996), the Committee considered the small increase in cash flow per share, the increase in net proved reserves of 70% and a smaller increase in probable reserves from 1995 to 1996, as well as the slight decrease in earnings per share. The Committee took into account, with respect to earnings per share, that the Company issued 5,750,000 additional shares of Common Stock in 1995 pursuant to a public offering. In determining Performance Bonus Awards for 1996 (determined and paid in 1997), the Committee considered the substantial increase (in excess of 150%) in both earnings per share and cash flow per share and more moderate increases in net proved reserves and probable reserves of 47% and 40%, respectively. In determining the Performance Bonus awards for 1997 (determined and paid in 1998) the Committee took into account the 17% increase in cash flow per share, the 40% increase in net proved reserves and the 43% increase in probable reserves from 1996 to 1997, as well as the increase in earnings per share before cumulative effect of a change in accounting principles. For 1995 through 1997, the Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

     Under the 1990 Plan, executive officers may receive Performance Bonus Awards normally in the range of up to 35% of their base salaries, and the Chief Executive Officer may receive an award normally in the range of up to 70% of his base salary. Awards paid in the last three years averaged 27.6% of executive officers' base salaries and 64.2% of the Chief Executive Officer's base salary.

     The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

     Long-Term Stock-Based Incentives are provided through annual grants of incentive stock options to executives and others under the 1990 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Grants have always vested in equal amounts over five years; executives must be employed by the Company at the time of vesting in order to exercise the options.

     The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

     The Company believes that its compensation  policy described above provides
an  excellent  link  between  the  value  created  for   shareholders   and  the
compensation paid to executive officers.

Compensation of Chief Executive Officer for 1997

     Base Salary. The Chief Executive Officer's base salary in 1997 was $410,583, which was $103,583 more than his base salary in 1996. The Compensation Committee's determination was based on the factors described above under "--Compensation Criteria and Performance Measurement--Base Salary."

     Bonus. As noted in the section on "Annual Incentive Bonuses" above, the Committee may give a different weighting to the five bonus formula performance factors in determining the Chief Executive Officer's bonus than it uses in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus, the Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Committee does not observe and supervise such performance on a day-to-day basis. For 1995, based on the factors described above, the Committee increased the Chief Executive Officer's total bonus from $160,000 in 1994 to $180,000 in 1995. However, the Committee reduced the cash portion of the bonus from $128,000 to $90,000, increasing the stock portion from $32,000 to $90,000. For 1996, the Committee increased the Chief Executive Officer's total bonus from $180,000 in 1995 to $214,900 in 1996 ($171,805 in cash and $43,095 in stock). For 1997, based on the factors described above, the Committee increased the Chief Executive Officer's bonus from $214,900 in 1996 to $225,000 in 1997 ($179,961 in cash and $45,039 in stock).

     Stock Options. The Chief Executive Officer was granted options to purchase 25,000 shares of common stock at an exercise price of $26.25 on November 3, 1997 (as were 104 other employees, including seven other executive officers, in varying amounts). As explained above under "--Compensation Criteria and Performance Measurement --Long-Term Stock-Based Incentives," the Compensation Committee determined a total number of executive options to be granted based on the number of unexercised options held by the executive officers as a group at the time of grant, and allocated a portion of that total to the Chief Executive Officer based upon the scope of his responsibilities.

     Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code, which was adopted by Congress in 1993 and limits the deductibility of compensation paid to any individual in excess of $1 million per year. The Company has not paid and does not anticipate paying compensation at these levels, and even including the unrealized value of unexercised stock options granted in any given year, does not believe that these provisions will be relevant to the Company's executive compensation levels for the foreseeable future.


                                   COMPENSATION COMMITTEE

                                   Raymond O. Loen, Chairman
                                   Henry C. Montgomery
                                   Harold J. Withrow


Forward Looking Statements

     The information contained in this Proxy Statement that is not historical, such as information regarding the valuation of stock options granted to the named executive officers in the Executive Compensation section of this Proxy Statement and the increases in oil and gas reserves contained in the Compensation Committee Report, are "forward-looking statements," as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, the Company's proved reserves can differ materially from those stated in such "forward-looking statements."

Five Year Shareholder Return Comparison

     The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
                AMONG SWIFT ENERGY COMPANY, THE S & P500 INDEX
                    AND THE DOW JONES OIL - SECONDARY INDEX

* $100 invested on 12/31/92 in stock or index -- including reinvestment of dividends.
     Fiscal year ending December 31.

                          12/92    12/93       12/94      12/95       12/96       12/97

Swift Energy Co           $100     $104        $118       $145        $360         $279
S & P 500                  100      110         112        153         189          252
D J OIL - SECONDARY        100      111         107        124         153          163

     "Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends for the measurement period
(assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by executive officers in such prospects in 1997 increased significantly over previous years. During 1997, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred as follows: A. Earl Swift - $322,261, Virgil N. Swift - $390,784, Terry E. Swift - $207,426, John R. Alden $246,270, James M. Kitterman - $133,068, and Bruce H. Vincent - $220,458. In connection with these investments in oil and gas drilling prospects, certain executive officers deferred paying cash for their investments in such properties, instead assigning the proceeds of production which over time repay amounts owed, resulting in indebtedness from time to time, of such officers to the Company. Prior to 1997, the amount of such indebtedness for any one officer never exceeded $60,000. In late 1997, due to increased levels of drilling activity, the balances owed to the Company grew, with the greatest amounts of indebtedness that exceeded $60,000 during 1997 occurring at year end as follows: A. E. Swift $78,000; John R. Alden $62,806; and Bruce H. Vincent $94,749. Individual executive officers do not pay any interest to the Company on any such loan balances. It is anticipated that through the application of production proceeds, these balances will be reduced below $50,000 by late spring of 1998.

                                    AUDITORS

     Arthur Andersen LLP, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 1998 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen LLP, inasmuch as no such action is legally required. A representative from Arthur Andersen LLP will be present at this year's meeting of shareholders. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1999 annual meeting of shareholders, scheduled to be held May 11, 1999, shall submit such proposal to the Company on or before December 9, 1998.

                                   By Order of the Board of Directors


                                   /s/ John R. Alden
                                   ----------------------------------
                                   JOHN R. ALDEN
                                   Secretary

Houston, Texas
April 9, 1998

                              SWIFT ENERGY COMPANY

               The Board of Directors Solicits This Proxy for the
            Annual Meeting of Shareholders to be held on May 12, 1998

     The undersigned hereby constitutes and appoints Raymond O. Loen, Cylde W. Smith, Jr. or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 12, 1998 at 4:00 Central Time, at the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                  (Continued and to be SIGNED on REVERSE side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              SWIFT ENERGY COMPANY

                                  May 12, 1998


             -- Please Detach and Mail in the Envelope Provided --

    [X]  Please mark your votes as in this example.

To withhold authority to vote for any individual nominee, strike his name from the listing below.

          FOR       WITHHELD            Nominees:      A. Earl Swift
          [ ]          [ ]                             Henry C. Montgomery
                                                       Harold J. Withrow

PROPOSAL 1. FOR the election of all nominees for directors listed for the terms specified in the Company's 1998 Annual Proxy Statement (except as marked to the contrary at right); or to WITHHOLD AUTHORITY to vote for all nominees.

PROPOSAL 2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

     The Board of Directors recommends a vote for all nominees named in Proposal
1. This proxy will be voted in accordance with the specifications made hereon. If NO specification is made, the shares will be voted for all nominees.

     The undersigned hereby acknowledges receipt of the Notice of 1998 annual Meeting of Shareholders and Proxy Statement and the 1997 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.


---------------------  --------  -----------------------    ---------
     Signature           Date          Signature              Date

Note: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.